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                                                                     EXHIBIT 5.1



                          [LATHAM & WATKINS LETTERHEAD]




                                  July 3, 2001

Avery Dennison Corporation
150 North Orange Grove Boulevard
Pasadena, California 91103

               Re:  $600,000,000 Aggregate Offering Price of
                    Securities of Avery Dennison Corporation

Ladies and Gentlemen:

        This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by Avery Dennison Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the Prospectus, of up to $600,000,000 aggregate offering price (as such amount may be increased pursuant to a registration statement filed with the Commission under Rule 462(b) in connection with the Registration Statement) of (i) debt securities (the "Debt Securities"), (ii) shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), (iii) shares of Preferred Stock represented by depositary shares ("Depositary Shares"), (iv) shares of common stock, par value $1.00 per share (the "Common Stock") or (v) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (collectively, the "Warrants"). The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are collectively referred to as the "Securities." The Registration Statement provides that Debt Securities may be convertible into shares of Common Stock or Preferred Stock and Preferred Stock may be convertible into shares of Common Stock.

        The Debt Securities will be issued pursuant to the indenture, dated as of July 3, 2001, between the Company and Chase Manhattan Bank and Trust Company, National Association, as Trustee, as it may be amended or supplemented by resolutions and one or more supplemental indentures or officers' certificates in accordance with the indenture (as so amended or supplemented, the "Indenture"). The Indenture is attached as an exhibit to the Registration Statement. The Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), by and among the Company and a financial institution identified therein as the depositary (each, a "Depositary"). The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional share of Preferred Stock represented by Depositary Shares. The Warrants will be issued under one or more warrant
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LATHAM & WATKINS

July 3, 2001
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agreements (each, a "Warrant Agreement"), by and among the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent").

        We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.

        We have examined such matters of fact and questions of law we considered appropriate for purposes of rendering the opinion expressed below. We have been furnished with and relied upon certificates of officers of the Company and others with respect to factual matters.

        We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

        (1) When the specific terms of any particular Debt Security have been duly established in accordance with the Indenture and applicable law, any such Debt Security has been duly executed, authenticated and delivered against payment therefor as contemplated by the Indenture and by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Security will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        (2) The Company has the authority pursuant to its Certificate of Incorporation to issue up to 5,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Company's Certificate of Incorporation and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and upon issuance and delivery of shares of such series of Preferred Stock against payment therefor of legal consideration in excess of the par value as contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

        (3) When a Deposit Agreement shall have been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the Deposit Agreement and applicable law, and the Depositary Receipts have been duly executed and delivered by the Depositary
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LATHAM & WATKINS

July 3, 2001
Page 3



against payment therefor as contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such authorization (assuming the underlying Preferred Stock has been validly issued and deposited with the Depositary), such Depositary Shares will be validly issued and will entitle the holders to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

        (4) The Company has authority pursuant to its Certificate of Incorporation to issue up to 400,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and upon issuance and delivery of shares of such Common Stock against payment therefor of legal consideration in excess of the par value as contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

        (5) When a Warrant Agreement shall have been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of a particular issuance of Warrants have been duly established in accordance with the Warrant Agreement and applicable law, and the Warrants have been duly executed, authenticated and delivered against payment therefor as contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such authorization (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will be validly issued and will entitle the holders to the rights specified in the Warrants and Warrant Agreement.

        The opinions set forth in paragraphs 1, 3 and 5 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or defenses contained in
Section 515 of the Indenture or (ii) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

        To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the

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LATHAM & WATKINS

July 3, 2001
Page 4



Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

        To the extent that the obligations of the Company under each Deposit Agreement and the Depositary Receipts may be dependent upon such matters, we assume for purposes of this opinion that the Depositary will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary will be duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement will be duly authorized, executed and delivered by the Depositary and will constitute the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms; that the Depositary will be in compliance, generally and with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary will have the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

        To the extent that the obligations of the Company under each Warrant Agreement and the Warrants may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and will constitute the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

                                       Very truly yours,

                                       /s/ Latham & Watkins